COLUMBIA LABORATORIES, INC	NEWS COLUMBIA LABORATORIES REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS Management will host Conference Call at 11:00 AM ET Today

LIVINGSTON, NJ—August 7, 2007—Columbia Laboratories, Inc. (NASDAQ: CBRX) today reported financial results for the three- and six-month periods ended June 30, 2007. Highlights for and subsequent to the quarter include:

•	Net revenues of $7.3 million, a 32% increase from $5.5 million in the second quarter of 2006.

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Operating expenses of $6.3 million, a 23% increase from $5.1 million in the second quarter of 2006. The 2007 quarter included a $1.3 million non-cash quarterly amortization charge for the December 2006 acquisition of U.S. marketing rights for CRINONE® (progesterone gel); there was no comparable charge in the 2006 quarter.

•	Loss from operations of $1.9 million, unchanged from a loss from operations of $1.9 million in the second quarter of 2006.

•	Net loss of $3.8 million, or $0.07 per share, as compared to a net loss of $2.5 million, or $0.05 per share, in the second quarter of 2006.

•	Cash and cash equivalents of $20.0 million at June 30, 2007 compared to $20.3 million at March 31, 2007.

•	Completed a multi-dose pharmacokinetic study and initiated a Phase II cross-over study of vaginal lidocaine to prevent and treat dysmenorrhea.

Robert S. Mills, Columbia’s president and chief executive officer, stated, “I am very pleased with our execution on all levels during the second quarter and first half of 2007. Overall results for revenue, operating expenses and earnings were consistent with our expectations. Our gross profit increased 39% and 55% from the second quarter and first half of 2006, respectively. I am particularly encouraged by CRINONE progesterone gel prescription performance for the six month period, in which we can see that the CRINONE brand has begun growing under Columbia’s promotion versus its decline in prior years.

“We made solid headway on two lead research and development programs which, if successful, will position us to tap new, underserved markets with very large patient populations. We completed a multi-dose pharmacokinetic study and initiated a 75-patient Phase II cross-over study of vaginal lidocaine to prevent and treat dysmenorrhea. This painful menstrual cramping seriously affects 5.6 million women in the U.S. alone. The patient enrollment is underway and we anticipate being able to report results from this study in late first quarter 2008.

354 Eisenhower Parkway
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TEL: (973) 994-3999
FAX: (973) 994-3001

Columbia Laboratories Reports Second Quarter 2007 Financial Results	August 7, 2007

“Based on our July meeting with the FDA about our preterm birth prevention clinical program, we now plan to conduct a single, pivotal, Phase III clinical trial of PROCHIEVE 8% progesterone gel to reduce the risk of preterm birth in women with a short cervix in mid-pregnancy as measured by transvaginal ultrasound. This condition affects between 400,000 and 1.2 million pregnant women in the U.S. each year, and includes many women with first-time pregnancies, the group that suffers the largest number of premature babies.  We are well positioned to fund this study using our current resources. We plan to initiate this study by the end of September and begin enrolling patients in late 2007 or early 2008, and, as a result, we will not be cash flow positive in the fourth quarter as previously guided. If the sites recruit as anticipated, we could complete enrollment in mid-2008, which would mean the last baby would be born in the fourth quarter of 2008. Factoring six weeks to analyze the data, we would expect to announce results of this study roughly around year-end 2008 or early 2009,” concluded Mills.

Second Quarter Results
Net revenues were $7.3 million in the second quarter of 2007, a 32% increase compared to net revenues of $5.5 million in the second quarter of 2006.

Net revenues are comprised of revenues from both our progesterone products and our other products. Progesterone product revenues include CRINONE® 8% (progesterone gel), PROCHIEVE® 8% (progesterone gel) and PROCHIEVE 4% (progesterone gel) for the U.S. market, and sales of CRINONE 8% to Merck Serono for international markets. Other product revenues include sales of STRIANT® (testosterone buccal system), RepHresh® Vaginal Gel and Replens® Vaginal Moisturizer, and royalty and licensing revenues.  In December 2006, Columbia acquired U.S. marketing rights for CRINONE.

Net revenues from progesterone products were $4.3 million in the second quarter of 2007, a 23% increase compared to $3.5 million in the second quarter of 2006. The increase reflects CRINONE 8% sales by the Company compared to the second quarter of 2006, in which the Company sold a $1.6 million semi-annual batch of CRINONE 8% to Merck Serono for the U.S. market. Net revenues from other products were $3.0 million in the second quarter of 2007, a 46% increase compared to $2.1 million in the second quarter of 2006, reflecting higher sales in the 2007 quarter of RepHresh Vaginal Gel to Lil’ Drug Store Products, Inc., and stronger U.S. sales of STRIANT.

Gross profit as a percentage of net sales was 62% in the second quarter of 2007, versus 58% in the second quarter of 2006. The increase was a result of a change in product mix and the additional contribution from CRINONE sales compared to the second quarter of 2006, in which there were $1.6 million in sales to Merck Serono, and the elimination of the 30% royalty on PROCHIEVE sales paid to Merck Serono.

Total operating expenses were $6.3 million in the second quarter of 2007, a 23% increase compared to $5.1 million in the prior year period.

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Selling and distribution expenses were $2.2 million in the second quarter of 2007, compared to $1.7 million in the second quarter of 2006. Selling and distribution costs reflected the cost of market research on building relationships with reproductive endocrinologists.

Columbia Laboratories Reports Second Quarter 2007 Financial Results	August 7, 2007

•	General and administrative expenses increased to $1.9 million in the second quarter of 2007, compared to $1.8 million in the second quarter of 2006.

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Research and development expenses in the second quarter of 2007 decreased to $1.0 million, compared to $1.6 million in the second quarter of 2006. The lower 2007 expenses reflect that the Company completed enrollment in, and the treatment phase of, the Phase III study of PROCHIEVE 8% for the prevention of recurrent preterm birth in July and December 2006, respectively, compared to the second quarter of 2006 during which time the Company was aggressively enrolling and actively treating patients. This was offset by costs for ongoing analysis of data from this study, execution of the multi-dose pharmacokinetic study of vaginal lidocaine, and initiation of the Phase II cross-over study of vaginal lidocaine to prevent and treat dysmenorrhea.

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The Company amortized $1.3 million in the second quarter of 2007 for the U.S. rights to CRINONE acquired from Merck Serono in December 2006. There was no comparable charge in the second quarter of 2006.

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Other expense in the second quarter of 2007 was $1.9 million dollars compared to $0.6 million in the second quarter of 2006. The $1.3 million dollar increase resulted from the interest paid on the $40 million dollar convertible notes issued in December, 2006, as well as non-cash charges for amortization of the beneficial conversion feature and the value of the warrants issued with the notes.

As a result, for the second quarter of 2007 the Company reported a loss from operations of $1.9 million unchanged from $1.9 million in the prior year period. Net loss for the second quarter of 2007 was $3.8 million, or $0.07 per basic and diluted share, compared to a net loss of $2.5 million, or $0.05 per basic and diluted share, for the second quarter of 2006.

Conference Call
As previously announced, Columbia Laboratories will hold a conference call to discuss financial results of the second quarter ended June 30, 2007 as follows:

Date:	Tuesday August 7, 2007
Time:	11:00 AM ET
Dial-in numbers:	(800) 819-9193 (U.S. & Canada) or (913) 981-4911
Live webcast:	www.cbrxir.com, under "Events"

The teleconference replay will be available two hours after completion through Tuesday, August 14, 2007 at (888) 203-1112 (U.S. only) or
(719) 457-0820. The replay passcode is 7143563. The archived webcast will be available for one year on the Company’s investor website,
www.cbrxir.com, under "Events."

About Short Cervix
Women who have a cervical length of 3.0 centimeters or less when measured by transvaginal ultrasound in mid-pregnancy are at increased risk for preterm birth. It is estimated that 10% and 30% of pregnant women have a cervical length of less than 2.5 and 3.0 centimeters, respectively, when measured in mid-pregnancy.

About Dysmenorrhea
Dysmenorrhea is characterized by recurrent uterine cramping and pain before and during menses. This common, painful women’s health condition seriously affects 12% of all menstruating women in the U.S. between the ages of 20 and 45, or about 5.6 million women. It is estimated to account for 600 million lost work hours and approximately $2 billion in lost productivity annually, because many of these women miss a day of work or school most months. Current treatments address the pain but not the underlying problem. Columbia’s hypothesis is that administering lidocaine vaginally, using its proprietary bioadhesive delivery system (BDS) technology, can minimize or prevent the severe cramping that results in the debilitating pain of dysmenorrhea.

Columbia Laboratories Reports Second Quarter 2007 Financial Results	August 7, 2007

About Columbia Laboratories
Columbia Laboratories, Inc. is a is a specialty pharmaceutical company focused on developing and marketing products for the women’s healthcare and endocrinology markets using its novel bioadhesive drug delivery technology. Columbia markets CRINONE® 8% (progesterone gel) and PROCHIEVE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and PROCHIEVE 4% (progesterone gel) for the treatment of secondary amenorrhea. The Company also markets STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. The Company’s research and development programs include a vaginal lidocaine product to prevent and treat dysmenorrhea and PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix in mid-pregnancy. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about Columbia Laboratories, Inc.’s expectations regarding the Company’s strategic direction, prospects and future results, and clinical research programs, which statements are indicated by the words “anticipate,” “would,” "will," "plan," "expect" and similar expressions. Such forward-looking statements are subject to certain risks and uncertainties; actual results may differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of CRINONE® 8% (progesterone gel), PROCHIEVE® 8% (progesterone gel), PROCHIEVE 4% (progesterone gel), and STRIANT® (testosterone buccal system) in the U.S.; the timely and successful development of new products, including vaginal lidocaine to prevent and treat dysmenorrhea, and new indications for current products, including PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix in mid-pregnancy; the timely and successful completion of clinical studies, including the clinical studies for our vaginal lidocaine product candidate and the planned Phase III study of PROCHIEVE 8% in short cervix patients; success in obtaining acceptance and approval of new products and new indications for current products by the FDA and international regulatory agencies, the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

CRINONE®, PROCHIEVE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.
RepHresh® and Replens® are registered trademarks of Lil’ Drug Store Products, Inc.

Contact:
James A. Meer, Senior Vice President, CFO & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860

Melody A. Carey, Co-President
Rx Communications Group, LLC
(917) 322-2571

Financial Tables Follow

Columbia Laboratories Reports Second Quarter 2007 Financial Results	August 7, 2007

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

NET REVENUES	$13,971,634	$10,068,490	$7,287,014	$5,523,113
COST OF GOODS SOLD	4,875,476	4,182,007	2,803,289	2,303,739
Gross profit	9,096,158	5,886,483	4,483,725	3,219,374

OPERATING EXPENSES:
Selling and distribution	4,061,132	3,239,490	2,163,850	1,739,511
General and administrative	3,899,773	3,348,796	1,915,248	1,761,146
Research and development	2,359,600	3,370,370	1,008,699	1,643,753
Amortization of licensing right	2,483,404	-	1,261,183	-

Total operating expenses	12,803,909	9,958,656	6,348,980	5,144,410

Loss from operations	(3,707,751)	(4,072,173)	(1,865,255)	(1,925,036)

OTHER INCOME (EXPENSE):
Interest income	505,589	355,899	242,033	255,404
Interest expense	(4,291,587)	(1,216,470)	(2,163,844)	(545,479)

Other, net	(18,773)	(291,173)	3,709	(262,484)

	(3,804,771)	(1,151,744)	(1,918,102)	(552,559)

Net loss	$(7,512,522)	$(5,223,917)	$(3,783,357)	$(2,477,595)

NET LOSS PER COMMON SHARE:
(Basic and diluted)	$(0.15)	$(0.11)	$(0.07)	$(0.05)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSHANDING:	50,713,299	46,467,128	51,342,528	49,555,297
(Basic and diluted)

Columbia Laboratories Reports Second Quarter 2007 Financial Results	August 7, 2007

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2007	December 31, 2006
ASSETS	(unaudited)
Current assets-
Cash and cash equivalents	$19,994,621	$25,270,377
Accounts receivable, net	4,355,099	2,445,318
Inventories	2,184,540	2,105,038
Prepaid expenses and other current assets	333,081	853,504
	26,867,341	30,674,237
Property and equipment, net	659,071	763,836
Intangible assets, net	31,382,152	32,865,556
Other assets	1,620,019	1,535,115
TOTAL ASSETS	$60,528,583	$65,838,744
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities-
Current portion of financing agreements	$3,800,806	$553,947
Accounts payable	3,080,245	3,586,770
Accrued expenses	2,932,613	3,123,092
Total current liabilities	9,813,664	7,263,809
Notes Payable - long term note	26,385,162	25,299,135
Deferred revenue	3,939,853	4,182,648
Long-term portion of financing agreements	9,128,976	11,229,777
TOTAL LIABILITIES	49,267,655	47,975,369

Stockholders’ equity -
Preferred stock, $0.01 par value; 1,000,000 shares authorized:
Series B Convertible Preferred Stock, 130 shares issued and outstanding at June 30, 2007 and December 31, 2006	1	1
Series C Convertible Preferred Stock, 1,125 and 3,200 shares issued and outstanding at June 30, 2007 and December 31, 2006	11	32
Series E Convertible Preferred Stock, 68,742 and 69,000 shares issued and outstanding at June 30, 2007 and December 31, 2006	687	690
Common stock, $0.01 par value; 100,000,000 authorized: 51,439,051 and 49,694,213 shares issued at June 30, 2007 and December 31, 2006 respectively	514,391	469,942
Capital in excess of par value	222,790,253	221,887,945
Less cost of 12,000 and 6,000 treasury shares at
June 30, 2007 and December 31, 2006 respectively	(40,140)	(26,880)
Accumulated deficit	(212,206,921)	(204,694,399)
Accumulated other comprehensive income	202,646	199,044
TOTAL STOCKHOLDERS’ EQUITY	11,260,928	17,863,375
TOTAL LIABILITIES AND EQUITY	$60,528,583	$65,838,744